UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2023
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.
On October 18, 2023, Ligand Pharmaceuticals Incorporated (“Ligand”) announced that it entered into an agreement with Ovid Therapeutics Inc. (“Ovid”) to acquire a 13% interest in all royalties and milestones owed to Ovid related to the potential approval and commercialization of soticlestat. Ligand will pay Ovid $30 million, less certain reimbursable expenses, to acquire these royalty and milestone interests.
Ovid sold its rights in soticlestat to Takeda Pharmaceutical Company Limited (“Takeda”) in 2021. Under its agreement with Takeda, Ovid is eligible to receive regulatory and commercial milestone payments of up to $660 million, as well as tiered royalties on global net sales of soticlestat at percentages ranging from the low double-digits up to 20%, if soticlestat is approved and successfully commercialized. Takeda is currently studying soticlestat in two pivotal Phase 3 trials for people with Lennox-Gastaut syndrome (LGS) and Dravet syndrome (DS) and announced that it anticipates regulatory filings for soticlestat in its fiscal year 2024 (April 2024 – March 2025). Ovid has no ongoing obligations or costs associated with the development of soticlestat.
Forward-Looking Statements

This report also contains forward-looking statements that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include: the potential opportunity for soticlestat; the timing of Takeda’s two pivotal Phase 3 trials evaluating soticlestat for Dravet syndrome and Lennox-Gastaut syndrome; and statements regarding Ligand’s potential future revenue. Actual events or results may differ from Ligand’s or its partner’s expectations due to risks and uncertainties inherent in Ligand’s and its partner’s business, including, without limitation: Ligand and Ovid are dependent on Takeda to successfully develop and commercialize soticlestat; risks relating to the development and regulatory approval process for soticlestat; changes in the size and nature of the market for soticlestat, including potential competition, patient and payer perceptions and reimbursement determinations; Ligand may not receive expected revenue under this agreement or others; Ligand or its partners may not be able to protect their intellectual property, and patents covering certain products and technologies may be challenged or invalidated; and other risks described in Ligand’s prior filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 18, 2023	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary